Exhibit 16.1

Raymond Chabot Grant Thornton LLP Suite 2000 600 De La Gauchetière Street West Montréal, Quebec H3B 4L8 T 514-878-2691

March 5, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
USA

Dear Commissioners:

We have read the Item titled “16F. Change in Registrant’s Certifying Accountant” in Amendment No. 1 to the Annual Report on Form 20-F/A of Digihost Technology Inc. for the fiscal year ended December 31, 2023, dated March 5, 2025, and we agree with the statements concerning our firm contained therein.

Sincerely,

/s/ RAYMOND CHABOT GRANT THORNTON LLP

Montréal, Québec, Canada

Member of Grant Thornton International Ltd	rcgt.com